Exhibit 10.21

CONSENT TO ASSIGNMENT AGREEMENT

This CONSENT TO ASSIGNMENT AGREEMENT is made this 3rd day of August, 1995 by and among PEOPLE TO PEOPLE INTERNATIONAL (“PTPI”), a Missouri non-profit corporation, INTERNATIONAL AMBASSADOR PROGRAMS, INC. (“IAP”), a Washington corporation, AMBASSADORS INTERNATIONAL, INC. (“Ambassadors”), a Delaware corporation, and AMBASSADOR PROGRAMS, a Delaware corporation and a wholly-owned subsidiary of Ambassadors (“Newco”).

WITNESSETH:

WHEREAS, PTPI and IAP are parties to a General Contract dated April 1, 1995 governing the conduct by IAP of adult exchange programs sanctioned by PTPI (“General Contract #1”), and a General Contract dated April 1, 1995 governing the conduct by IAP of a high school, junior high (middle) school student travel and college/university exchange program sanctioned by PTPI (“General Contract #2”) (General Contract #1 and General Contract #2 are sometimes collectively referred to herein as the “General Contracts”); and

WHEREAS, IAP and Ambassadors have recently determined that it is in their best interests to conduct a reorganization of their businesses. Pursuant to the reorganization, IAP will merge into Ambassadors (the “Merger”). Ambassadors, as the surviving entity, will then transfer its assets and liabilities, including the contract, to Newco, a newly-formed, wholly-owned subsidiary (the “Contribution”) (the Merger and the Contribution are collectively referred to herein as the “Transfers”); and

WHEREAS, Ambassadors recently filed a registration statement with the Securities and Exchange Commission relating to the initial public offering of Ambassadors Common Stock and anticipates that the Transfers and the initial public offering (“Initial Public Offering”) will take place in August, 1995; and

WHEREAS, Section 12-A of General Contract #1 and Section 14-A of General Contract #2 each require the prior written consent of PTPI to the Transfers; and

WHEREAS, in seeking PTPI’s consent to the Transfers, IAP, Ambassadors and Newco have made a number of assurances to PTPI, including, without limitation, an assurance that the only business operations to be conducted by Newco after consummation of the Transfers shall be the conduct of travel and exchange programs sanctioned by PTPI pursuant to the General Contracts; and

WHEREAS, PTPI is willing to consent to the Transfers upon the terms and conditions stated below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Consent to Transfers. PTPI consents to the Transfers subject to the following conditions:

A.                                    The amount of $3,000 is paid to PTPI on or before the effective date of the Transfers in reimbursement of PTPI’s estimated expenses in consenting to the assignment of the General Contracts pursuant to the Transfers;

B.                                    IAP is not in breach of or default under either of the General Contracts on or before the effective date of the Transfers;

C.                                    The consummation of the Transfers will not cause a breach or violation of any agreement between IAP and any participant or prospective participant in a travel or exchange program which is subject to the provisions of either of the General Contracts;

D.                                    All rights of IAP and Ambassadors under the General Contracts are assigned to Newco in the Transfers; and

E.                                     The Transfers are completed on or before September 15, 1995.

PTPI hereby confirms that upon satisfaction of the terms and conditions of this Agreement by IAP, Ambassadors and Newco, the provisions of the General Contracts with respect to the assignment thereof shall have been complied with. PTPI’s consent to the Transfers will not constitute a consent to any additional or subsequent assignment. The parties agree that any additional or subsequent assignment of General Contract #1 shall be subject to the provisions of Section 12-A thereof and of General Contract #2 shall be subject to the provisions of Section 14-A thereof.

2.                                      Representations of IAP, Ambassadors and Newco.

A.                                    IAP, Ambassadors and Newco represent and warrant to PTPI that they have the authority to execute this Agreement.

B.                                    IAP represents and warrants to PTPI that it has not assigned any or all of its interest in the General Contracts to any third party.

C.                                    IAP represents and warrants that it is not in default under either of the General Contracts as of the date hereof.

3.                                      Representations of PTPI.

A.                                    PTPI represents and warrants to IAP, Ambassadors and Newco that it has the authority to execute this Agreement.

B.                                    PTPI represents and warrants that it is not in default under either of the General Contracts as of the date hereof.

4.                                      Assumption. Effective upon assignment of the General Contracts to Newco pursuant to the Transfers, Newco hereby expressly assumes all duties, obligations and liabilities of IAP and Ambassadors under the General Contracts.

5.                                      Business of Newco. IAP, Ambassadors and Newco agree that Newco will not, without the prior written consent of PTPI, conduct any business prior to the expiration or termination of the General Contracts other than (a) the conduct of adult exchange programs sanctioned by PTPI pursuant to General Contract #1 and (b) the conduct of high school, junior high (middle) school student travel and college/university exchange programs sanctioned by PTPI pursuant to General Contract #2. Ambassadors hereby agrees that it will not, at any time prior to the expiration or termination of the General Contracts, directly, or indirectly through any subsidiary or other entity other than Newco: (i) use any tradename or service or trademark which is the same as or substantially similar to any tradename or service or trademark used at any time by Newco, except in connection with the promotion of the business of Newco only and except as permitted under Section 6 hereof, (ii) conduct any student travel or exchange program that is within the scope of General Contract #2, including, without limitation, the exclusivity provisions imposed on Newco (upon completion of the Transfers) in Section 9 thereof and (iii) conduct any adult travel or exchange program that is the subject of General Contract #1. The restrictions on the activities of Ambassadors in the immediately preceding sentence shall not be deemed to grant to Ambassadors any rights to use the name, logo or servicemark of PTPI. The parties agree that if any provision of this Section is breached or violated, PTPI may terminate General Contract #1 immediately pursuant to Section 11 thereof and General Contract #2 immediately pursuant to Section 8 thereof, whether or not the breach or violation is material in effect and without providing Ambassadors or Newco, as the case may be, the opportunity to cure such breach or violation as provided in Section 11 and Section 8, respectively, except that the party in breach or violation of any provision of this Section shall have ten days after notice from PTPI to cure such breach or violation prior to termination of the General Contracts.

6.                                      Disclosures Concerning PTPI. PTPI hereby agrees to the use of its name in Ambassadors’ Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on June 16,

1995 (the “Form S-1”) , and any subsequent amendments to the Form S-1, provided that (a) any logo containing PTPI’s name shall appear only as it appears in the preliminary prospectus dated July 18, 1995, a copy of which has been provided to PTPI (“Preliminary Prospectus”) and (b) all other uses of PTPI’s name in any amendment to the Form S-1 shall be substantially similar to the uses of its name in the Preliminary Prospectus. IAP and Ambassadors agree that neither of them will make any representations concerning the relationship between PTPI and IAP, Ambassadors or Newco in any promotional, advertising, marketing or other written, visual or verbal presentation, solicitation or communication related to the Initial Public Offering, other than that contained in the Preliminary Prospectus, the final prospectus and in connection with any road show or sales presentation made to members of the investment public in connection with the Initial Public Offering (provided such representations are consistent with those in the Preliminary Prospectus), without the prior written consent of PTPI. Subject to the foregoing, PTPI consents to the use of its name in such presentations, solicitations and communications. PTPI acknowledges that, upon completion of the Initial Public Offering, Ambassadors will have certain regulatory filing obligations, including, without limitation, filings made under the Securities Exchange Act of 1934, as amended, and will, in the course of its operations, be required to issue press releases and to provide other forms of disclosure which include references to the operations of Newco and PTPI’s relationship with Newco in order to comply with its disclosure obligations under applicable law. PTPI hereby agrees to and consents to the use of its name in any such filings or disclosures to the extent such use is deemed advisable by counsel to Ambassadors to comply with such disclosure obligations. The parties agree that PTPI has no responsibility for the accuracy and completeness of any descriptions of PTPI, the General Contracts or PTPI’s relationship with IAP, Ambassadors or Newco contained in any disclosures referred to herein. Anything herein to the contrary notwithstanding, IAP, Ambassadors and Newco agree that none of them will in any disclosure refer to support received by PTPI from political leaders and other public figures, without the prior written consent of PTPI, and the consents to certain disclosures provided by PTPI in this Section 6 shall not be deemed to apply to any such references. The parties agree that if any provision of this Section is breached or violated, PTPI may terminate the General Contracts in the same manner as provided in Section 5 hereof. The parties agree that such use by Ambassadors of the name of PTPI as described herein is outside the scope of the authorization contained in the General Contracts, and PTPI’s consent to such use as provided herein is not intended to amend the General Contracts.

7.                                      Guarantee of Performance. Ambassadors guarantees to PTPI the performance by Newco of all covenants, representations and warranties of Newco under this Agreement and the General Contract. Ambassadors and Newco shall be jointly and severally liable to PTPI for any breach by Newco of any such covenants, representations and warranties.

8.                                      Indemnification. Ambassadors and Newco agree, jointly and severally, to indemnify and hold harmless PTPI, its affiliates, successors, assigns, officers, directors, employees, agents, and each of them, against any and all liabilities, damages, actions, claims, costs (including reasonable attorney’s fees), or expenses actually incurred in connection with or arising out of the following: (i) any misrepresentations or breach of warranty or covenant by any of IAP, Ambassadors or Newco under this Agreement and (ii) the Transfer or the Initial Public Offering.

9.                                      Provisions of General Contract. The parties agree that all of the terms, conditions and provisions of the General Contract shall remain unchanged and in full force and effect, except to the extent modified by Sections 5 and 6 hereof.

10.                               Miscellaneous. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. No amendment will be binding unless in writing and signed by the party against whom enforcement is sought. All representations, warranties, agreements and all other provisions of this Agreement shall survive the closing of the Transfers. This Agreement shall be binding upon the parties, their respective successors and assigns, but shall be deemed personal to each party and shall not be assigned by either party without the signed written approval of the other. The failure of any party to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri as applied to residents of that state executing contracts wholly to be performed in that state.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PEOPLE TO PEOPLE INTERNATIONAL

By:	/s/ Gregory F.T. Winn
	Its	Executive V.P. @ CEO

INTERNATIONAL AMBASSADOR PROGRAMS, INC.

By:	/s/ John Ueberroth
Its

AMBASSADORS INTERNATIONAL, INC.

By:	/s/ John Ueberroth
Its

AMBASSADOR PROGRAMS

By:	/s/ John Ueberroth
Its